EXHIBIT 31.2

CERTIFICATIONS

I, Robert W. Watkins, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Mediware Information Systems, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:  September 21, 2012

/s/ Robert W. Watkins

Robert W. Watkins
Chief Financial Officer